EXHIBIT 10.1

           AMENDMENT NO. 3 TO SETTLEMENT AGREEMENT AND MUTUAL RELEASE

      This AMENDMENT NO. 3 TO THE SETTLEMENT AGREEMENT AND MUTUAL RELEASE (the "Amendment") is made this 2nd day of May, 2008, by and between Paid, Inc., a Delaware corporation ("Paid") and Leslie Rotman ("Seller").

                                    RECITALS

      A. Paid and Seller are parties to a Settlement Agreement dated May 9, 2005, as amended (the "Settlement Agreement"), whereby Paid, directly or through a designee, received the right to purchase from Seller 2,000,000 shares of Common Stock (as adjusted for any stock split, reverse stock split, stock dividend, reclassification, recapitalization, share exchange, reorganization, or other similar event or transaction) at a purchase price per share of the share's par value, $.001, subject only to such other terms agreeable to Paid, which right is expected to terminate on May 9, 2008.

      B. Paid and Seller desire to further amend the Settlement Agreement to extend the option termination date for one year.

                                    AGREEMENT

      For good and valuable consideration of One Dollar ($1.00), the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual promises set forth below, Paid and Seller hereby agree as follows:

      1. Recitals; Definitions. The recitals set forth above are true and correct in every respect and are incorporated herein by reference. Any capitalized terms contained herein not defined herein shall have the meaning assigned to such term in the Settlement Agreement.

      2. Call Option. The termination date for the option rights granted to Paid by Seller pursuant to Section 1.2 of the Settlement Agreement is hereby extended until May 9, 2009.

      3. General. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one Amendment. This Amendment shall be binding upon each party's respective successors and assigns. All words used herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the identity of the person or entity or the context may require. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                        /s/ Leslie Rotman

                                        -------------------------------
                                        Leslie Rotman

                                        Paid, Inc.

                                               /s/ Gregory Rotman
                                        By:
                                               -------------------------------
                                        Name:  Gregory Rotman
                                        Title: President